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                                                                    EXHIBIT 2(d)

                               SECURITY AGREEMENT

         United Radiology Associates, Inc., a Texas corporation ("URA"), in consideration of the loan by US Diagnostic Inc., a Delaware corporation (the "Secured Party"), to URA, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby grants to the Secured Party a lien upon and security interest in all of the assets of URA and each of its direct and indirect wholly-owned subsidiaries listed on Schedule A to this Security Agreement (collectively, the "Subsidiaries" and together with URA, the "Debtors") now owned or hereafter acquired by any of the Debtors and all proceeds (including insurance proceeds), products and all additions, substitutions, replacements and accessions of or to any of the assets of the Debtors (collectively, the "Collateral").

         This Security Agreement is entered into to secure payment of URA"s promissory note (the "Note") to Secured Party in the principal amount of One Million, Eight Hundred and Fifty Thousand and No/100 U.S. Dollars ($1,850,000.00), together with the interest and other charges described in the Note, a copy of which is attached as Exhibit 1. The obligation of URA under the
Note is hereinafter referred to as the "Obligation."

         Incident thereto, URA agrees with Secured Party as follows:

         1. URA represents and warrants that:

         (a) The security interest granted to Secured Party in the Collateral shall constitute a second lien and the Debtors are the lawful owner of such Collateral and have good right to pledge, sell, assign, co-sign, transfer and create a security interest in the same;

         (b) The Collateral shall continue to be free from any pledges, liens, encumbrances and security interests or other claims in favor of others (except the first lien in respect of the Collateral granted to DVI Financial Services Inc. ("DVI") on February 12, 1999), and URA will, and shall cause the Subsidiaries to, warrant and, at Secured Party's request, defend the same from all claims and demands of all persons except DVI;

         (c) URA will not, and shall cause the Subsidiaries not to, permit any of the Collateral to be levied upon under legal process except in respect of the first lien in the Collateral granted to DVI;

         (d) URA will not, and shall cause the Subsidiaries not to, sell, transfer, or otherwise dispose of any of the Collateral or any interest therein, or offer to do so, except in the





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ordinary course of business without the prior written consent of Secured Party, which consent shall not be unreasonably withheld;

         (e) URA will not, and shall cause the Subsidiaries not to, permit anything to be done that may impair the value of any of the Collateral or any of the security intended to be afforded by this Security Agreement.

         2. Upon request and as instructed by Secured Party, URA agrees, and shall cause the Subsidiaries, to comply with the requirements of all applicable state and federal laws in order to grant to Secured Party a valid second lien upon, and a security interest in, the Collateral described herein, or which may be described in any amendment supplementary hereto.

         3. URA will pay, and shall cause the Subsidiaries to pay, before the same become delinquent, all taxes, assessments and other charges lawfully and validly levied or assessed upon the Collateral or any part thereof, and URA will pay any and all fees, costs and expenses, of whatever kind and nature, which Secured Party may incur in filing public notices, as well as expenses incurred by Secured Party, including reasonable attorneys' fees and legal expenses, in protecting, maintaining, preserving, enforcing or foreclosing the security interest granted to Secured Party hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or relating to this transaction, promptly after URA shall have been notified by Secured Party of the amount of such fees, costs or expenses.

         4. URA agrees to promptly notify Secured Party of any change in its or any of the Subsidiaries" mailing address or principal place of business to permit a prompt refiling of any outstanding notices, if necessary. URA shall also advise Secured Party within 30 days of URA's knowledge of any new facts which, under the applicable provisions of law, would affect the priority of the secured interest granted to Secured Party by this instrument.

         5. Secured Party may discharge taxes, liens or security interests or other encumbrances at any time levied or placed on the Collateral, may pay for insurance on the Collateral and may pay for the maintenance and preservation of the Collateral in the event any of the Debtors fails to fulfill its obligations in connection therewith. All such sums, as well as costs, advanced by Secured Party pursuant to this Security Agreement shall be due immediately from URA to Secured Party, shall be secured hereby and shall bear interest at the default rate specified in the Note from the date of payment by Secured Party until the date of repayment by URA.

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         6. URA shall be in default under this Security Agreement upon the happening of any of the following events or conditions and URA's failure to cure such default within ten days after receipt of written notice of a monetary default or within 15 days after receipt of written notice of a non-monetary default:

         (a) Default in the payment or performance of any obligation, covenant or liability contained or referred to herein, or if there should occur an event of default under the Note or any other obligation secured hereby;

         (b) If any written warranty, representation or statement pertaining to Collateral secured by this Security Agreement, made or furnished to Secured Party by any of the Debtors, or by any other party or agency clearly authorized by the Debtors to make such written warranty, representation or statement, proves to have been false in any material respect when made or furnished;

         (c) Any of the Debtors makes an assignment for the benefit of creditors, institutes or suffers the institution of a case or other proceeding under any applicable bankruptcy law, or any similar order or decree having the same general purpose, and which, if involuntary, is not dismissed, stayed, discharged or vacated within 90 days thereafter or suffers the attachment, execution or other judicial seizure of all or any substantial part of its assets remaining undismissed or undischarged for a period of 30 days after the levy thereof;

         (d) Entry of any judgment against any of the Debtors for more than $100,000;

         (e) Dissolution, merger or transfer of a substantial part of the property of any of the Debtors;

         (g) Appointment of a receiver for the Collateral or any part thereof or for any property in which any of the Debtors has an interest; or

         (h) A default occurs under any of the financing documents executed by URA or any of the Subsidiaries in favor of DVI.

         7. (a) Upon the occurrence of any event of default, as described above, and at any time thereafter, Secured Party may declare the Obligation secured hereby immediately due and payable, and shall have, in addition to all other remedies available at law or equity, the remedies of a secured party under the Uniform Commercial Code as adopted in Texas. Secured Party may, with judicial assistance, take possession of the Collateral and URA will not, and shall cause the Subsidiaries not to, resist or interfere with such action. Unless the Collateral is perishable or threatens to decline speedily in value or is a type customarily sold on a recognized market, Secured Party will give the Debtors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the business address of URA stated on the signature page of this Security Agreement at least 15 days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Secured Party's reasonable attorneys' fees and legal expenses.



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         (b) In case of the exercise of any of the rights of Secured Party hereunder, all Collateral and other property or security given to secure the indebtedness secured hereby may be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between items of security or without assigning to them any proportion of the proceeds of such sale. URA insofar as it legally may so do, hereby waives, and shall cause each of the Subsidiaries insofar as they legally may do so, to waive, the application of any doctrine of marshaling of the Collateral, or such other property or security, which may be offered for sale separately, and sales may be held from time to time, and all powers of Secured Party shall not be fully executed until all Collateral, and such other property or security, shall have been sold.

         8. No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of URA shall bind its successors and assigns.

         9. The covenants and agreements contained in this Security Agreement shall extend to and inure to the benefit of, and be binding upon, the respective successors, heirs, executors, administrators and assigns of the parties hereto, the same as if they were in every case named and expressed.

         10. A reproduction of this Security Agreement or any financing statement relating hereto shall be sufficient as a financing statement and may be filed in any public office as a financing statement.

         11. Unless otherwise indicated herein, the Secured Party's discretion under this Security Agreement shall be exercised reasonably to the extent required by law.

         12. URA shall, and shall cause each of the Subsidiaries to, execute, deliver and record a UCC-1 Financing Statement with the Secretary of State of Texas.

         13. The parties agree to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed, all further instruments, agreements or documents as may be necessary to consummate the transactions provided for in this Agreement and to do all further acts necessary to carry out the purpose and intent of this Agreement.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to its conflicts of law principles. Venue and jurisdiction of all actions relating to the performance or interpretation of this Agreement may be brought only in the courts of the State of Texas. The parties consent to personal jurisdiction in the courts described in this Section for the purpose of all actions, and waive all objections to venue and the right to assert that a court chosen under this Section is improper based on the doctrine of forum non conveniens.



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         15. If litigation is brought concerning this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party, and the non-prevailing party shall upon final judgment and the expiration of all appeals immediately pay upon demand all reasonable attorneys' fees and expenses of the prevailing party. Except as otherwise provided in this Agreement, each party shall pay its own legal fees and disbursements and other expenses incurred in connection with this Agreement.

         16. This Agreement constitutes the entire understanding of the parties and supersedes all prior discussions, negotiations, agreements and understandings, whether oral or written, with respect to its subject matter. This Agreement may be modified only by a written instrument properly executed by all of the parties.

         17. If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision which comes closest to the intent of the parties.

         18. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Security Agreement as of February 12, 1999.

                                       UNITED RADIOLOGY ASSOCIATES, INC.



                                       By: /s/ Todd Richey
                                           -----------------------------------
                                           Todd Richey, President

                                       Address:
                                               -------------------------------

                                               -------------------------------

                                       US DIAGNOSTIC INC.

                                       By: /s/ Joseph A. Paul
                                           -----------------------------------
                                           Joseph A. Paul, Chief Executive
                                             Officer and President

                                       Address:
                                               -------------------------------

                                               -------------------------------



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                                   SCHEDULE A



U.S. Imaging, Inc.
Fort Bend Imaging, Inc.
Fannin Street Imaging, Inc.
Steeplechase Diagnostic Center, Inc.
East Side Imaging, Inc.
Gulf Coast Imaging Services Inc.
San Antonio Diagnostic Imaging, Inc.

all Texas corporations















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